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                       NEW CENTURY FINANCIAL CORPORATION

                 FOUNDING MANAGERS' INCENTIVE COMPENSATION PLAN

                   (Amended and Restated as of May 24, 1997)

                                   ARTICLE I
                      TITLE, PURPOSE AND AUTHORIZED SHARES

          This Plan shall be known as the "New Century Financial Corporation Founding Managers' Incentive Compensation Plan." The purpose of this Plan is to promote the success of New Century Financial Corporation by providing a means to retain and motivate competent personnel by rewarding Participants with additional incentive compensation for high levels of individual annual performance and for significant efforts to enhance the financial performance of New Century Financial Corporation. The total number of shares of Common Stock that may be delivered pursuant to Restricted Stock Award Agreements under this Plan is 250,000 shares, subject to adjustments contemplated by Section 6.3.


                                   ARTICLE II
                                  DEFINITIONS

          "Award" shall mean an Incentive Award or a Special Incentive Award granted under this Plan.

          "Before-Tax Net Income" shall mean the Company's net income from operations before reduction for income taxes as shown on the Company's financial statements with the following adjustments: (i) benefits payable under the Company's employee incentive compensation plans for the Performance Year for employees other than the Founding Managers shall be deducted, but amounts payable to the Founding Managers under this Plan shall not be deducted, and (ii) the inclusion or exclusion of any income or loss from discontinued operations or extraordinary items shall be determined by the Compensation Committee in its discretion. Except as provided under Section 4.2(c), the amount of Before-Tax Net Income shall be determined each year by the independent certified public accountants of the Company, and such determination shall be conclusive and binding for all purposes under this Plan.

          "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of the Participant's death.

          "Board" shall mean the Board of Directors of the Company.

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          "Committee" shall mean the Compensation Committee of the Board acting in accordance with Article V.

          "Company" shall mean New Century Financial Corporation, a Delaware corporation, and its successors and assigns.

          "Disability" shall mean the inability of a Participant, as determined by the Committee based on competent medical evidence, as a result of mental or physical disease or condition, to discharge his assigned duties.

          "Fair Market Value" shall have the meaning set forth in the Company's 1995 Stock Option Plan.

          "Founding Manager" shall mean Robert Cole, Edward Gotschall, Steve Holder or Brad Morrice.

          "Incentive Award" shall mean a dollar amount awarded under Section 4.2(a) of this Plan.

          "Incentive Pool" shall mean the dollar amount available for Incentive Awards and Special Incentive Awards for a Performance Year.

          "Participant" shall mean each Founding Manager who has been granted an Award.

          "Performance Year" shall mean the fiscal year of the Company which is the basis of a Participant's Awards.

          "Personal Representative" shall mean the person or persons who, upon the Disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

          "Plan" shall mean this New Century Financial Corporation Incentive Compensation Plan, as amended.

          "Restricted Stock" shall mean shares of Common Stock awarded to a Participant under this Plan, subject to such conditions on vesting and such transfer and other restrictions as are established in or pursuant to this Plan and the applicable Restricted Stock Award Agreement.

          "Restricted Stock Award Agreement" shall mean the writing setting forth the terms of an award of Restricted Stock under this Plan in substantially the form as attached hereto as Exhibit A.

          "Special Incentive Award" shall mean an amount awarded in shares of Restricted Stock under Section 4.3 of this Plan.

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          "Special Incentive Pool" shall mean the dollar amount available for
Special Incentive Awards for a Performance Year.

          "Total Stockholders' Equity" shall mean the Company's total stockholders' equity as shown on the Company's audited financial statements as of the first day of a Performance Year, increased for equity issued during the Performance Year in the manner described in the next sentence. The amount of such increase shall be equal to the amount of equity issued during the Performance Year multiplied by a fraction, the numerator of which is the number of days remaining in the Performance Year and the denominator of which is 365. The amount of Total Stockholders' Equity shall be determined each year by the independent certified public accountants of the Company, and such determination shall be conclusive and binding for all purposes under this Plan.


                                  ARTICLE III
                                 PARTICIPATION

          Each Founding Manager shall be eligible to receive Awards under the Plan with respect to each Performance Year, under and subject to Article IV of this Plan.


                                   ARTICLE IV
                                INCENTIVE AWARDS

         IV.1  The Incentive Pool.  The Incentive Pool for each Performance Year
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shall be equal to a percentage of the Company's Before-Tax Net Income for such
Performance Year, based on the ratio of Before-Tax Net Income to Total Stockholders' Equity for the Performance Year and determined in accordance with the following table:

Ratio of Before-Tax Net Income                 Amount of Incentive
to Total Stockholders' Equity                         Pool
------------------------------                 -------------------
If ratio is less than 25%                      0

If ratio is at least 25% but                   5% of Before-Tax Net
less than 50%                                  Income in excess of 25% of
                                               Total Stockholders' Equity

If ratio is at least 50%                       5% of Before-Tax Net Income in
                                               excess of 25% of Total
                                               Stockholders' Equity, plus 2% of
                                               Before-Tax Net Income in excess
                                               of 50% of Total Stockholders'
                                               Equity

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The Incentive Pool for a Performance Year shall be determined contemporaneously with the preparation of the Company's audited financial statements for such Performance Year.

          IV.2  Determination and Payment of Incentive Awards.
                ---------------------------------------------

          (a) Each year the Committee shall determine in accordance with this Section the amount of an Incentive Award to be paid to each Participant with respect to a particular Performance Year. The amount payable to each Participant shall be equal to the Incentive Pool for such Performance Year divided by four; provided, however, that in no event shall the aggregate Incentive Awards for any Performance Year exceed 100% (or, effective for Performance Years commencing on or after January 1, 1998, 200%) of the aggregate annual base salaries of all Participants during such Performance Year. In the event that the aggregate Incentive Awards for a Performance Year would exceed the limitation described in the preceding sentence, the excess amount shall constitute the "Special Incentive Pool" and shall be distributable in accordance with Section 4.3.

          (b) Each Incentive Award shall be paid in a cash lump sum within 10 days following the Company's receipt of audited financial statements for the Performance Year. The amount payable to a Participant under this Section 4.2(b) for a particular Performance Year shall be reduced by any amounts previously distributed to the Participant during such Performance Year under Section 4.2(c). Payment shall be made to the Participant, or in the event of the Participant's death, to the Participant's Beneficiary, or in the event of the Participant's Disability, to the Participant's Personal Representative or, if there is none, to the Participant.

          (c) The Committee shall estimate the Incentive Pool and Incentive Awards for a Performance Year as of June 30 and December 31 of such Performance Year based on the Company's unaudited financial statements. As of July 31 of the Performance Year, the Committee shall distribute to each Participant an amount equal to 80% of his estimated Incentive Award based on the Company's unaudited financial statements as of the preceding June 30. In addition, as of January 31 of the Performance Year, the Committee shall distribute to each Participant an amount equal to 80% of his estimated Incentive Award based on the Company's unaudited financial statements as of the preceding December 31, reduced by any amounts distributed in accordance with the preceding sentence. Awards distributed under this Section 4.2(c) shall be paid in a cash lump sum.

          (d) Notwithstanding anything else contained herein to the contrary, to the extent that the amounts distributed to a Participant under Section 4.2(c) with respect to a Performance Year exceed the amount payable to a Participant under Section 4.2(b) with respect to such Performance Year, the Participant

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shall, unless the Company and the Participant agree otherwise, pay or provide for payment in cash such amount to the Company within 10 days following the Company's receipt of audited financial statements. Unless the Participant and the Company agree otherwise, if a Participant fails to refund such amount, the Company shall have the right to deduct such amount from any subsequent payment hereunder or to withhold shares of Common Stock with an equivalent Fair Market Value otherwise issuable to a Participant upon the lapse of restrictions or forfeiture provisions.

          IV.3  Special Incentive Awards.
                ------------------------

          (a) Following the close of each Performance Year, the Committee shall determine the amount of the Special Incentive Pool, if any, for such Performance Year in accordance with Section 4.2(a). Next, the Committee shall determine in accordance with this Section the amount of the Special Incentive Award to be paid to each Participant with respect to the preceding Performance Year. The amount payable to each Participant shall be equal to the Special Incentive Pool divided by four. Each Participant's Special Incentive Award shall be distributed in the form of shares of Restricted Stock with an equivalent Fair Market Value and shall be evidenced and governed by the form of Restricted Stock Award Agreement in substantially the form as attached hereto as Exhibit A.

          (b) A certificate or certificates representing a Participant's Restricted Stock shall be registered in the Participant's name. Certificates of Common Stock representing Restricted Stock shall be imprinted with a legend to the effect that neither the shares represented thereby nor any interest therein may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the period that such shares are nontransferable or remain subject to a risk of forfeiture. Each transfer agent for the Common Stock shall be instructed to the same effect with respect to such shares. Such certificates shall remain in the physical custody of the Company. The Company will issue unlegended certificates in exchange for such certificates after the shares, or a portion thereof, have become vested. A Participant receiving shares of Restricted Stock shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate as to any shares of Restricted Stock which cease to be eligible for vesting.

          (c) In the event that, as a result of an event giving rise to an adjustment described in Section 6.3, the Participant shall, as the owner of Restricted Stock, receive new or additional or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new or additional or different shares or securities shall also be imprinted with a legend as provided in subsection (b) and shall

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remain in the physical custody of the Company, and all provisions of this Plan and the applicable Restricted Stock Award Agreement relating to the restrictions and lapse of restrictions shall thereupon be applicable to such new or additional or different shares or securities.

         IV.4  Distribution Limitation.  Notwithstanding anything else contained
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herein to the contrary, in the event that the payment of a Participant's benefits under this Plan would cause the Company to violate any covenant contained in any agreement entered into by the Company with a third-party, or in the event that the Company is in violation of any third party financial covenant, the payment of benefits under the Plan shall be deferred until such time as the Company would remain in compliance with such non-financial covenants, or be in compliance with such financial covenants, after such benefits are paid.

         IV.5  Tax Withholding.  The Company shall have the right to deduct from
               ---------------
any payment hereunder any amounts that federal, state, or local tax law requires to be withheld with respect to such payment. If the Company, for any reason, cannot satisfy the withholding obligation described in the preceding sentence, the Participant shall pay or provide for payment in cash of the amount of any taxes which the Company may be required to withhold with respect to the benefits hereunder. Notwithstanding the foregoing, in any case where a tax is required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Participant may elect, pursuant to such rules as the Committee may establish, to have the Company reduce the number of shares issued or transferred by the appropriate number of shares to accomplish such withholding.


                                   ARTICLE V
                                 ADMINISTRATION

          V.1  The Committee.  This Plan shall be administered by the
               -------------
Compensation Committee of the Board. The Committee may delegate ministerial functions to individuals who are officers of the Company. A member of the Committee shall not vote or act upon any matter which relates to himself as a Participant.

          V.2  Power and Authority of the Committee.  The Committee shall have
               ------------------------------------
full discretion to construe and interpret the terms and provisions of this Plan and related agreements (including Participants' Restricted Stock Award Agreements), which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan. In addition, the Committee shall have full power and authority to prescribe, amend and rescind rules and regulations relating to

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the administration of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan.

          V.3  Limitation of Liability.  Any action taken by, or inaction of,
               -----------------------
the Company, the Committee or the Board of Directors relating to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Committee or the Board or officer of the Company shall be liable for any such action or inaction of the entity or body, or another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Committee may act in its absolute discretion in matters related to this Plan. Consistent with the preceding, the Company shall, to the extent permitted by applicable state law, indemnify and save harmless the Committee and each member thereof, and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.


                                   ARTICLE VI
                                 MISCELLANEOUS

         VI.1  Unsecured General Creditor.  Participants and their
               ---------------------------
Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

         VI.2  Restriction Against Assignment.  The Company shall pay all
               ------------------------------
amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's benefits shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's benefits be subject to execution by levy,

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attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

         VI.3  Adjustments in Case of Changes in Common Stock; Fractional
               ----------------------------------------------------------
Interests.  In the event of any stock dividend, stock split, recapitalization,
----------
merger, consolidation, combination or exchange of shares, sale of all or substantially all of the assets of the Company, split-up, split-off, spin-off, liquidation or similar change in capitalization or any distribution to holders of the Company's Common Stock other than cash dividends and distributions, the Committee shall make appropriate adjustments in the number of shares of Restricted Stock reserved for issuance under this Plan and in the number of theretofore allocated to Participants so as to maintain the appropriate proportionate numbers of shares of Restricted Stock. Such adjustments shall be conclusive and binding for all purposes of this Plan. No fractional shares of Restricted Stock shall be issued under this Plan and all such fractions shall be disregarded.

         VI.4  Governing Law.  This Plan and any documents evidencing Awards and
               --------------
all other related documents shall be governed by, and construed in accordance with, the law of the State of California. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

         VI.5  Amendment and Termination of Plan.  The Board of Directors may,
               ---------------------------------
at any time, terminate or, from time to time, amend, modify or suspend this Plan or any provision thereof. No Awards may be awarded during any suspension of this Plan or after its termination. The amendment, suspension or termination of this Plan shall not, without the consent of the Participant, alter or impair any rights or obligations pertaining to any Awards theretofore awarded under this Plan.

          Subject to the foregoing general powers of the Board of Directors, this Plan, as amended, shall be effective for the 1997 Performance Year and shall be continued for all Performance Years thereafter.

         VI.6  Masculine Gender includes Feminine and Neuter.  As used in this
               ---------------------------------------------
Plan, the masculine gender shall include the

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feminine and neuter genders.

         VI.7  Receipt or Release.  Any cash payment or grant of Restricted
               ------------------
Stock to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Board and the Company. The Board may require such Participant or Beneficiary, as a condition precedent to such payment or grant, to execute a receipt and release to such effect.

         VI.8  Headings, etc. Not Part of Agreement.  Headings and subheadings
               ------------------------------------
in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

         VI.9  Limitation on Participants' Rights.  Participation in this Plan
               ----------------------------------
shall not give any Participant the right to be retained in the Company's employ or any right or interest in the Plan other than as herein provided. The Company reserves the right to dismiss any Participant without any liability for any claim against the Company, except to the extent provided herein.

          IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officer as of the date first set forth above.


                              NEW CENTURY FINANCIAL CORPORATION


                              By: /s/ BRAD A. MORRICE
                                  ---------------------------------
                                      Brad A. Morrice

                              Its:    President

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